Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups

The following tables present our assets, liabilities, revenue, expenses and cash flows that are intended to be attributed to the Interactive Group and the Ventures Group, respectively. The financial information should be read in conjunction with our unaudited condensed consolidated financial statements for the quarters ended June 30, 2012 and 2011 and our audited financial statements for the years ended December 31, 2011, 2010 and 2009. The attributed financial information presented in the tables has been prepared assuming the reattribution had been completed as of January 1, 2009 (exclusive of the cash attribution described in note (1)). However this attribution of historical financial information does not purport to be what actual results and balances would have been if such attribution had actually occurred and been in place during these periods.

Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Ventures Group, our tracking stock capital structure will not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive Stock and Liberty Ventures Stock will be holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock and Liberty Ventures Stock does not affect the rights of our creditors.

BALANCE SHEET INFORMATION
June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Inter-group	Consolidated
	Group	Group	eliminations	Liberty
Assets	amounts in millions
Current assets:
Cash and cash equivalents	$790	—	—	790
Trade and other receivables, net	664	—	—	664
Inventory, net	1,096	—	—	1,096
Other current assets	248	—	(161)	87
Total current assets	2,798	—	(161)	2,637
Investments in available-for-sale securities and other cost investments (note 2)	4	1,380	—	1,384
Investments in affiliates, accounted for using the equity method (note 3)	254	959	—	1,213
Property and equipment, net	1,168	—	—	1,168
Goodwill	5,985	—	—	5,985
Trademarks	2,525	—	—	2,525
Intangible assets subject to amortization, net	2,045	—	—	2,045
Other assets, at cost, net of accumulated amortization	74	—	—	74
Total assets	$14,853	2,339	(161)	17,031

Liabilities and Equity
Current liabilities:
Accounts payable	$482	—	—	482
Accrued liabilities	638	44	—	682
Current portion of debt (note 4)	332	1,153	—	1,485
Deferred tax liabilities (note 6)	—	997	(161)	836
Other current liabilities	204	168	—	372
Total current liabilities	1,656	2,362	(161)	3,857

Long-term debt (note 4)	3,169	1,395	—	4,564
Deferred tax liabilities (note 6)	1,430	653	—	2,083
Other liabilities	218	—	—	218
Total liabilities	6,473	4,410	(161)	10,722

Equity/Attributed net assets (liabilities)	8,248	(2,071)	—	6,177
Noncontrolling interests in equity of subsidiaries	132	—	—	132
Total liabilities and equity	$14,853	2,339	(161)	17,031

BALANCE SHEET INFORMATION
December 31, 2011
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Inter-group	Consolidated
	Group	Group	eliminations	Liberty
Assets	amounts in millions
Current assets:
Cash and cash equivalents	$847	—	—	847
Trade and other receivables, net	1,054	—	—	1,054
Inventory, net	1,071	—	—	1,071
Deferred tax assets (note 6)	155	—	(155)	—
Other current assets	148	—	—	148
Total current assets	3,275	—	(155)	3,120
Investments in available-for-sale securities and other cost investments (note 2)	3	1,165	—	1,168
Investments in affiliates, accounted for using the equity method (note 3)	230	905	—	1,135
Property and equipment, net	1,133	—	—	1,133
Goodwill	5,978	—	—	5,978
Trademarks	2,518	—	—	2,518
Intangible assets subject to amortization, net	2,209	—	—	2,209
Other assets, at cost, net of accumulated amortization	78	—	—	78
Total assets	$15,424	2,070	(155)	17,339

Liabilities and Equity
Current liabilities:
Accounts payable	$599	—	—	599
Accrued liabilities	762	39	—	801
Current portion of debt (note 4)	21	1,168	—	1,189
Deferred tax liabilities (note 6)	—	1,006	(155)	851
Other current liabilities	128	—	—	128
Total current liabilities	1,510	2,213	(155)	3,568

Long-term debt (note 4)	3,575	1,275	—	4,850
Long-term financial instruments	59	—		59
Deferred tax liabilities (note 6)	1,493	553	—	2,046
Other liabilities	189	—	—	189
Total liabilities	6,826	4,041	(155)	10,712

Equity/Attributed net assets (liability)	8,464	(1,971)	—	6,493
Noncontrolling interests in equity of subsidiaries	134	—	—	134
Total liabilities and equity	$15,424	2,070	(155)	17,339

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Consolidated
	Group	Group	Liberty
	amounts in millions
Revenue:
Net retail sales	$2,365	—	2,365
Cost of sales (exclusive of depreciation shown separately below)	1,488	—	1,488
Gross profit	877	—	877

Operating costs and expenses:
Operating	199	—	199
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	241	—	241
Depreciation and amortization	147	—	147
	587	—	587

Operating income (loss)	290	—	290

Other income (expense):
Interest expense	(80)	(27)	(107)
Share of earnings (losses) of affiliates, net	7	28	35
Realized and unrealized gains (losses) on financial instruments, net	11	(171)	(160)
Gains (losses) on dispositions, net	—	288	288
Other, net	(7)	37	30
	(69)	155	86

Earnings (loss) before income taxes	221	155	376

Income tax benefit (expense) (note 6)	(82)	(45)	(127)
Net earnings (loss)	139	110	249
Less net earnings (loss) attributable to the noncontrolling interests	15	—	15
Net earnings (loss) attributable to Liberty Interactive Corporation stockholders	$124	110	234

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2011
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Consolidated
	Group	Group	Liberty

Revenue:
Net retail sales	$2,245	—	2,245
Cost of sales (exclusive of depreciation shown separately below)	1,398	—	1,398
Gross profit	847	—	847

Operating costs and expenses:
Operating	209	—	209
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	201	1	202
Depreciation and amortization	148	—	148
	558	1	559

Operating income (loss)	289	(1)	288

Other income (expense):
Interest expense	(82)	(25)	(107)
Share of earnings (losses) of affiliates, net	2	35	37
Realized and unrealized gains (losses) on financial instruments, net	14	75	89
Other, net	8	(5)	3
	(58)	80	22

Earnings (loss) from continuing operations before income taxes	231	79	310

Income tax benefit (expense) (note 6)	(86)	(29)	(115)
Net earnings (loss) from continuing operations	145	50	195
Earnings (loss) from discontinued operations, net of taxes	74	—	74
Net earnings (loss)	219	50	269
Less net earnings (loss) attributable to the noncontrolling interests	12	—	12
Net earnings (loss) attributable to Liberty Interactive Corporation stockholders	$207	50	257

STATEMENT OF OPERATIONS INFORMATION
Six months ended June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Consolidated
	Group	Group	Liberty
	amounts in millions
Revenue:
Net retail sales	$4,679	—	4,679
Cost of sales (exclusive of depreciation shown separately below)	2,954	—	2,954
Gross profit	1,725	—	1,725

Operating costs and expenses:
Operating	407	—	407
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	479	1	480
Depreciation and amortization	290	—	290
	1,176	1	1,177

Operating income (loss)	549	(1)	548

Other income (expense):
Interest expense	(157)	(56)	(213)
Share of earnings (losses) of affiliates, net	20	26	46
Realized and unrealized gains (losses) on financial instruments, net	25	(203)	(178)
Gains (losses) on dispositions, net	—	288	288
Other, net	(4)	37	33
	(116)	92	(24)

Earnings (loss) before income taxes	433	91	524

Income tax benefit (expense) (note 6)	(161)	(9)	(170)
Net earnings (loss)	272	82	354
Less net earnings (loss) attributable to the noncontrolling interests	29	—	29
Net earnings (loss) attributable to Liberty Interactive Corporation stockholders	$243	82	325

STATEMENT OF OPERATIONS INFORMATION
Six months ended June 30, 2011
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Consolidated
	Group	Group	Liberty
	amounts in millions
Revenue:
Net retail sales	$4,404	—	4,404
Cost of sales (exclusive of depreciation shown separately below)	2,775	—	2,775
Gross profit	1,629	—	1,629

Operating costs and expenses:
Operating	412	—	412
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	417	2	419
Depreciation and amortization	297	—	297
	1,126	2	1,128

Operating income (loss)	503	(2)	501

Other income (expense):
Interest expense	(168)	(53)	(221)
Share of earnings (losses) of affiliates, net	12	45	57
Realized and unrealized gains (losses) on financial instruments, net	45	(15)	30
Other, net	29	(8)	21
	(82)	(31)	(113)

Earnings (loss) before income taxes	421	(33)	388

Income tax benefit (expense) (note 6)	(145)	15	(130)
Net earnings (loss) from continuing operations	276	(18)	258
Earnings (loss) from discontinued operations, net of taxes	410	—	410
Net earnings (loss)	686	(18)	668
Less net earnings (loss) attributable to the noncontrolling interests	22	—	22
Net earnings (loss) attributable to Liberty Interactive Corporation stockholders	$664	(18)	646

STATEMENT OF CASH FLOWS INFORMATION
Six months ended June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Consolidated
	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$272	82	354
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	290	—	290
Stock-based compensation	35	—	35
Cash payments for stock-based compensation	(2)	—	(2)
Share of losses (earnings) of affiliates, net	(20)	(26)	(46)
Cash receipts from return on equity investments	5	8	13
Realized and unrealized losses (gains) on financial instruments, net	(25)	203	178
(Gains) losses on disposition of assets, net	—	(288)	(288)
Deferred income tax expense (benefit)	(66)	92	26
Other, net	9	(34)	(25)
Intergroup tax allocation	83	(83)	—
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	357	—	357
Payables and other current liabilities	(167)	5	(162)
Net cash provided (used) by operating activities	771	(41)	730

Cash flows from investing activities:
Cash proceeds from dispositions	—	348	348
Investments in and loans to cost and equity investees	(11)	(97)	(108)
Capital expended for property and equipment	(151)	—	(151)
Net sales (purchases) of short term and other marketable securities	46	—	46
Other investing activities, net	(41)	1	(40)
Net cash provided (used) by investing activities	(157)	252	95

Cash flows from financing activities:
Borrowings of debt	666	—	666
Repayments of debt	(761)	(112)	(873)
Cash (payments) receipts between Groups, net (note 1)	99	(99)	—
Repurchases of Liberty Interactive common stock	(637)	—	(637)
Other financing activities, net	(26)	—	(26)
Net cash provided (used) by financing activities	(659)	(211)	(870)

Effect of foreign currency rates on cash	(12)	—	(12)

Net increase (decrease) in cash and cash equivalents	(57)	—	(57)
Cash and cash equivalents at beginning of year	847	—	847
Cash and cash equivalents at end year	$790	—	790

STATEMENT OF CASH FLOWS INFORMATION
Six months ended June 30, 2011
(unaudited)

	Attributed (note 1)
	Interactive	Ventures	Consolidated
	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$686	(18)	668
Adjustments to reconcile net earnings to net cash provided by operating activities:
(Earnings) loss from discontinued operations	(410)	—	(410)
Depreciation and amortization	297	—	297
Stock-based compensation	30	—	30
Cash payments for stock-based compensation	(2)	—	(2)
Share of losses (earnings) of affiliates, net	(12)	(45)	(57)
Cash receipts from returns on equity investments	—	10	10
Realized and unrealized losses (gains) on financial instruments, net	(45)	15	(30)
Deferred income tax expense (benefit)	(87)	43	(44)
Other, net	(59)	1	(58)
Intergroup tax allocation	58	(58)	—
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	230	—	230
Payables and other current liabilities	(303)	1	(302)
Net cash provided (used) by operating activities	383	(51)	332

Cash flows from investing activities:
Investments in and loans to cost and equity investees	(7)	—	(7)
Capital expended for property and equipment	(103)	—	(103)
Net sales (purchases) of short term investments	(48)	—	(48)
Other investing activities, net	1	—	1
Net cash provided (used) by investing activities	(157)	—	(157)

Cash flows from financing activities:
Borrowings of debt	192	—	192
Repayments of debt	(383)	(10)	(393)
Cash (payments) receipts between Groups, net (note 1)	(61)	61	—
Other financing activities, net	(42)	—	(42)
Net cash provided (used) by financing activities	(294)	51	(243)

Effect of foreign currency rates on cash	11	—	11

Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	294	—	294
Cash provided (used) by investing activities	144	—	144
Cash provided (used) by financing activities	(146)	—	(146)
Change in available cash held by discontinued operations	(276)	—	(276)
Net cash provided (used) by discontinued operations	16	—	16
Net increase (decrease) in cash and cash equivalents	(41)	—	(41)
Cash and cash equivalents at beginning of year	1,353	—	1,353
Cash and cash equivalents at end year	$1,312	—	1,312

Notes to Attributed Financial Information
(unaudited)

(1)
The Interactive Group will initially comprise our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and Celebrate Interactive Holdings, Inc., and our interest in HSN, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes the foregoing investments, as well as the assets, liabilities, revenue, expenses and cash flows of those consolidated subsidiaries. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Ventures Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Interactive Group and the Ventures Group as described in note 5 below.

The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

The Ventures Group consists of all of our businesses not included in the Interactive Group including our interest in equity method investments of Expedia, Inc., TripAdvisor, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner, Time Warner Cable and AOL. Accordingly, the accompanying attributed financial information for the Ventures Group includes these investments. In addition, we have attributed to the Ventures Group all of our senior exchangeable debentures (and related interest expense). See note 4 below for the debt obligations attributed to the Ventures Group.

Any businesses that we may acquire in the future that we do not attribute to the Interactive Group will be attributed to the Ventures Group.

The accompanying financial information does not reflect an anticipated reattribution of cash to the Ventures Group of approximately $1,325 million (which includes proceeds from the sale of TripAdvisor, Inc. shares in May 2012 and the impact of certain other post-March 31 business activities) funded by the Interactive Group which is expected to occur at the distribution date. A portion of this cash is not currently included on Liberty's balance sheet as it will be borrowed under QVC's credit facility in connection with the completion of the recapitalization. As a result of Ventures Group not having any attributed cash in any periods prior to the distribution date all cash needs have been funded by the Interactive Group, for purposes of these financials, and have been included in the financing section of the accompanying Statement of Cash Flows Information. Upon distribution the Ventures Group will have the cash necessary to fund its own cash needs. Cash related to tax attributes utilized by either group will continue to be reimbursed on a current basis and it is expected that the Ventures group will receive cash from the Interactive group for tax attributes associated with the exchangeable debentures.

(2)	Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	June 30,	December 31,
	2012	2011
	amounts in millions
Interactive Group
Other	$4	3
Total attributed Interactive Group	4	3

Ventures Group
Time Warner Inc.	839	787
Time Warner Cable Inc.	449	348
AOL	56	30
Other	36	—
Total attributed Ventures Group	1,380	1,165

Consolidated Liberty	$1,384	1,168

(3)	The following table presents information regarding certain equity method investments attributed to each of the Interactive Group and the Ventures Group:

				Share of earnings (losses)
				Three months		Six months
	June 30, 2012			ended		ended
	Percentage	Carrying	Market	June 30,		June 30,
	ownership	value	value	2012	2011	2012	2011
	dollar amounts in millions
Interactive Group
HSN, Inc	34%	$233	808	9	7	24	20
Other	various	21	N/A	(2)	(5)	(4)	(8)
Total Interactive Group		254		7	2	20	12
Ventures Group
Expedia, Inc. (a)(b)	26%	643	1,664	26	35	24	48
TripAdvisor, Inc (a)(c)	18%	189	1,169	12	—	23	—
Other	various	127	N/A	(10)	—	(21)	(3)
Total Ventures Group		959		28	35	26	45
Consolidated Liberty		$1,213		35	37	46	57

(a)
During the fourth quarter of 2011 Expedia, Inc. completed the pro-rata split-off of TripAdvisor, Inc. ("TripAdvisor"), its wholly owned subsidiary. As of the TripAdvisor split-off date, the Company had a 26% economic ownership interest in each of Expedia, Inc. and TripAdvisor and, through ownership of class B common stock with 10 votes per share, had an approximate 58% voting interest in each respective company. Through a stockholder's agreement, Liberty has given Barry Diller, Chairman and Senior Executive Officer of both companies, the right to vote all of the common stock owned by Liberty. Through a governance agreement, Liberty has the right to nominate up to 20% of the board members for each entity and currently two members on each company's 10 member board were nominated by Liberty. Because of Liberty's board representation, it was determined that the Company has significant influence over each respective company and the Company continues to apply the equity method of accounting to its interests in TripAdvisor. As discussed below, in May 2012 Liberty sold shares of TripAdvisor which decreased Liberty's ownership percentage below 20%. As Liberty's board representation on the TripAdvisor board continues to be 20%, subsequent to the sale of securities discussed above, it was determined that significant influence still exists and the application of the equity method of accounting is appropriate.

(b)
Liberty entered into a forward sales contract on 12 million shares of Expedia common stock in March 2012 at a per share forward price of $34.316. The forward contract may be settled, in October 2012, in stock or cash, at the election of Liberty. Liberty delivered 12 million shares of Expedia as collateral under the forward contract. The carrying value of the shares, held as collateral by the counterparty, was $223 million and the fair value was $577 million as of June 30, 2012.

(c)
In May 2012, Liberty sold approximately 8.5 million shares of TripAdvisor, Inc. for cash proceeds of $338 million. The sale resulted in a $288 million gain recorded in gain (losses) on dispositions, net in the statement of operations.

(4)	Debt attributed to the Interactive Group and the Ventures Group is comprised of the following:

	June 30, 2012
	Outstanding	Carrying
	principal	value
	amounts in millions
Interactive Group
5.7% Senior Notes due 2013	$309	308
8.5% Senior Debentures due 2029	287	285
8.25% Senior Debentures due 2030	504	501
QVC 7.125% Senior Secured Notes due 2017	500	500
QVC 7.5% Senior Secured Notes due 2019	1,000	987
QVC 7.375% Senior Secured Notes due 2020	500	500
QVC bank credit facilities (a)	302	302
Other debt	118	118
Total attributed Interactive Group debt	3,520	3,501
Ventures Group
3.125% Exchangeable Senior Debentures due 2023	1,138	1,395
4% Exchangeable Senior Debentures due 2029	469	275
3.75% Exchangeable Senior Debentures due 2030	460	254
3.5% Exchangeable Senior Debentures due 2031	373	263
3.25% Exchangeable Senior Debentures due 2031	414	361
Total attributed Capital Group debt	2,854	2,548

Total debt	$6,374	6,049

(a)	See note (1) above regarding additional incurrences to be drawn in connection with the closing of the recapitalization.

The attribution of the debt between the two groups is intended: (i) in the case of a portion of the Senior Exchangeable Debentures being attributed to the Ventures Group, to match the attribution of the equity securities for which those Senior Exchangeable Debentures are exchangeable; (ii) in the case of the Senior Notes and Debentures being attributed to Interactive Group, which are not subject to the more complex contingencies and uncertainties applicable to the Senior Exchangeable Debentures, to simplify the attributed capital structure of that group; and (iii) to provide the Ventures Group with a source of cash flow from the Interactive Group expected to be paid in consideration of the tax benefits of the Senior Exchangeable Debentures expected to be used by the Interactive Group.

Additionally, in July 2012 QVC issued $500 million principal amount of 5.125% Senior Secured Notes due 2022 at par. The net proceeds from the issuance were used to reduce the outstanding principal under the QVC Bank Credit Facilities and for general corporate purposes.

(5)
Cash compensation expense for our corporate employees will be allocated among the Interactive Group and the Ventures Group based on the estimated percentage of time spent providing services for each group. On an annual basis estimated time spent will be determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in either respective group which would require a more timely reevaluation of estimated time spent. Other general and administrative expenses will be charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated, due to their direct nature, from the Interactive Group to the Ventures Group was determined to be $1 million and $2 million for the six months ended June 30, 2012 and 2011, respectively. We note that stock compensation related to each tracking stock will be calculated based on actual options in the future once awards have been converted at the date of distribution.

While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
The Liberty Interactive Stock and the Liberty Ventures Stock will have voting and conversion rights under our restated charter. Following is a summary of those rights. Holders of Series A common stock of each group will be entitled to one vote per share, and holders of Series B common stock of each group will be entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock will vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Ventures Stock.

At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to the other group.